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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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☐ Soliciting Material Pursuant to §240.14a-12
HON INDUSTRIES Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HON INDUSTRIES Inc.
414 EAST THIRD STREET—P.O. BOX 1109
MUSCATINE, IA 52761-0071
563/264-7400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2004 Annual Meeting of Shareholders of HON INDUSTRIES Inc. (the "Corporation") will be held at the Holiday Inn, Highways 61 and 38 North, Muscatine, Iowa, on Tuesday, May 4, 2004, beginning at 10:30 a.m. (local time), in order:

1.
To elect four Directors, each for a term of three years or until their successors are elected and qualify;

2.
To change the Corporation's name to xxxxxxxxxx by amending Section 1.01 of the Corporation's Articles of Incorporation;

3.
To update anti-takeover provisions of the Corporation's Articles of Incorporation to be more consistent with current Iowa law; and

4.
To transact any other business that may properly be brought before the meeting or any adjournment thereof.

The holders of record as of the close of business on March 5, 2004 of the Corporation's Common Stock, par value $1.00 per share, are entitled to vote at the meeting.

You are encouraged to attend the meeting. We want to keep you informed of the Corporation's activities and progress.

By Order of the Board of Directors,

James I. Johnson Vice President, General Counsel and Secretary March 19, 2004

PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

HON INDUSTRIES Inc.
414 East Third Street
Muscatine, Iowa 52761

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 4, 2004

We are mailing this Proxy Statement, with the accompanying proxy card, to you on March 19, 2004 in connection with the solicitation of proxies by and on behalf of the Board of Directors of HON INDUSTRIES Inc. (the "Corporation" or "HON INDUSTRIES") for the 2004 annual meeting of shareholders and any adjournment or postponement of that meeting (the "Annual Meeting"). The meeting will be held on Tuesday, May 4, 2004, beginning at 10:30 a.m., local time, at the Holiday Inn, Highways 61 and 38 North, Muscatine, Iowa.

INFORMATION ABOUT VOTING

Who can attend and vote at the meeting?

Shareholders of record at the close of business on March 5, 2004 are entitled to attend and vote at the meeting. Each share of the Corporation's common stock, par value $1.00 per share (the "Common Stock") is entitled to one vote on all matters to be voted on at the meeting and can be voted only if the shareholder of record is present to vote or is represented by proxy. The proxy card provided with this Proxy Statement indicates the number of shares of the Corporation's Common Stock that you own and are entitled to vote at the meeting.

What constitutes a quorum at the meeting?

The presence at the meeting, in person or represented by proxy, of the holders of a majority of the Common Stock outstanding (the "Outstanding Shares") on March 5, 2004 (the "Record Date") will constitute a quorum for purposes of the meeting. On the Record Date, 58,260,555 shares of Common Stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked "withhold" or "abstain" and so-called "broker non-votes" (described on following page) will be counted as present.

How do I vote by proxy?

If you properly fill in your proxy card and our transfer agent, Computershare Investor Services LLC, receives it in time to vote at the meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. No postage is required if your proxy card is mailed in the United States in the return envelope that has been enclosed with this Proxy Statement.

If you sign, date and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares as follows:

•
To elect the four nominees for Director named on page 5 under "Election of Directors."

•
To change the Corporation's name to xxxxxxxxxx by amending the Corporation's Articles of Incorporation as set out on page 20 under "Change the Corporation's Name to xxxxxxxxxx by Amending Section 1.01 of the Corporation's Articles of Incorporation."

•
To amend the Corporation's Articles of Incorporation as set out on page 21 under "Update Anti-takeover Provisions of the Corporation's Articles of Incorporation to be More Consistent with Current Iowa Law."

•
In their discretion as to any other business which may properly come before the meeting.

How do I vote if my shares are held through a broker, trustee or other nominee?

If your shares are held for you as the beneficial owner, rather than directly in your name, through a broker, trustee or other nominee, such as a bank, in "street name," you will need to instruct your broker, trustee or other nominee concerning how to vote your shares. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or other nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

What discretion does my broker, trustee or other nominee have to vote my shares held in "street name"?

A broker, trustee or other nominee holding your shares in "street name" must vote those shares according to any specific instructions it receives from you. If specific instructions are not received, your broker, trustee or other nominee generally may vote your shares in its discretion, depending on the type of proposal involved. Under New York Stock Exchange ("NYSE") rules, there are certain matters on which brokers may not vote without specific instructions from you. If such a matter comes to a vote at the meeting, your shares will not be voted on that matter, giving rise to what is called a "broker non-vote." Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum.

Can I change my vote after I return my proxy card?

Yes. You may change your vote at any time before your proxy is exercised. To change your vote, you may:

•
Deliver to our corporate secretary a written notice revoking your earlier vote; or

•
Deliver to our transfer agent, if you are the shareholder of record, a properly completed and signed proxy card with a later date; or

•
Deliver to your broker, trustee or other nominee, if your shares are held in "street name," a properly completed and signed proxy card with a later date; or

•
Vote in person at the meeting.

Your attendance at the meeting will not be determined to revoke a previously delivered proxy unless you clearly indicate at the meeting you intend to revoke your proxy and vote in person.

How do I vote my 401(k) shares?

If you participate in the Corporation's 401(k) plan, you will receive a proxy card that covers Corporation shares allocated to your account. Properly completed and signed proxy cards will serve to instruct the plan trustee on how to vote any shares allocated to your account and a portion of all shares as to which no instructions have been received (the "undirected shares") from plan participants. The portion of the undirected shares to which your instructions will apply will be equal to the portion of the shares to which the trustee receives instructions represented by your shares.

How is the Corporation soliciting proxies?

We bear the cost of preparing, assembling and mailing the proxy material related to the solicitation of proxies by and on behalf of the Board of Directors for the meeting. In addition to the use of the mails, certain of our officers and members may, without additional compensation, solicit proxies in person, by telephone or other means of communication. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and will reimburse those record holders for their reasonable expenses in transmitting this material.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either with the Corporation or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy cards, which are then forwarded to the Corporation's management.

Who will serve as inspector of elections?

The inspector of elections will be a representative of our transfer agent.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares in "street name." If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

The Securities and Exchange Commission has adopted rules which allow us to deliver a single annual report or proxy statement to any household at which two or more shareholders reside, whom the we believe to be members of the same family. If you have not previously consented to participate in this program and wish to receive only one copy of future HON INDUSTRIES Inc. Annual Reports or HON INDUSTRIES Inc. Proxy Statements, please write to us at Computershare Investor Services, Attention: Proxy Unit, P.O. Box 1878, Chicago, Illinois 60690-1878. Your consent to receive only copy of the annual report or proxy statement will remain in effect until we receive a written revocation notice from you. We will continue to separately mail a proxy card for each registered shareholder account.

Beginning this year, we will provide our annual reports, notices to shareholders of the annual meetings and proxy statements over the Internet. If you wish to give your consent to access such future documents over the Internet, please check the box in the CONSENT section on your proxy card. You will be advised when these documents become available on the Internet. Once you give your consent, it will remain in effect until you notify the Corporation that you wish to resume mail delivery of the annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents.

Where can I find the voting results of the annual meeting?

The Corporation intends to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2004.

VOTING SECURITIES

Beneficial Owners of Common Stock

Shareholders Owning 5% or More of the Corporation's Common Stock

On March 5, 2004, there were 58,260,555 shares of Common Stock outstanding. On that date, to our knowledge, there were two shareholders who owned beneficially more than 5% of the Common Stock. The table below contains information, as of that date (except as noted below), regarding the beneficial ownership of these persons or entities. Unless otherwise indicated, we believe that each of the persons or entities listed below has sole voting and investing power with respect to all the shares of Common Stock indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
State Farm Insurance Companies One State Farm Plaza Bloomington, Illinois 61701	Common Stock	7,366,400(1)	12.6%
Terrence L. and Loretta B. Mealy 301 East Second Street Muscatine, Iowa 52761	Common Stock	3,435,313(2)	5.9%

Notes

(1)
Information is based on Form 13G, dated February 2, 2004, filed with the SEC by State Farm Insurance Companies for the period ended December 31, 2003.

(2)
Information is based on Form 13G, dated February 27, 2004, filed with the SEC by Terrence L. and Loretta B. Mealy for the period ended December 31, 2003.

Corporation's Directors and Executive Officers

On March 5, 2004, the Director Nominees, Directors, and executive officers of the Corporation named in the Summary Compensation Table on page 12, and all Directors and executive officers of the Corporation, as a group, beneficially owned the number of shares of Common Stock as set out below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
John A. Halbrook	-0-		*
Dennis J. Martin	5,647	(1)	*
Jack D. Michaels	333,412	(1)(2)	*
Abbie J. Smith	6,777	(1)	*
Robert L. Katz	18,396	(1)	*
Cheryl A. Francis	9,054		*
Richard H. Stanley	2,837,789	(3)(4)	4.9%
Brian E. Stern	10,741	(3)	*
Stanley A. Askren	78,174	(5)	*
Gary M. Christensen	7,201	(1)	*
Joseph Scalzo	592	(1)	*
Ronald V. Waters, III	2,030	(1)	*
David C. Burdakin	65,203	(6)	*
Jerald K. Dittmer	41,668	(6)	*
Bradley D. Determan	19,056	(6)	*
All Directors and Officers as a Group (25 persons)	3,674,865	(7)(8)	6.3%

*
Less than 1 percent.

Notes

(1)
Includes deferred fees and/or compensation in the form of deferred shares of Common Stock held on the books and records of the Corporation in the following amounts: Mr. Christensen, 7,201 shares; Dr. Katz, 6,381 shares; Mr. Martin, 5,647 shares; Mr. Michaels, 68,471 shares; Mr. Scalzo, 592 shares; Dr. Smith, 6,777 shares; and Mr. Waters, 2,030 shares.

(2)
Includes 50,000 shares as of January 3, 2004 and an additional 25,000 shares as of January 21, 2004, that may be acquired by the exercise of stock options as of the Record Date or within 60 days thereof and 136,000 shares owned by Jachris L.L.C. Mr. Michaels is co-manager of Jachris L.L.C. and, as such, shares voting and dispositive powers as to the shares it owns. Mr. Michaels disclaims "beneficial ownership" of the 136,000 shares owned by Jachris L.L.C.

(3)
Figures include shares held by or for the benefit of certain family members of Mr. Stanley, 185,472, and Mr. Stern, 3,392. Each Director disclaims "beneficial ownership" of such respective shares.

(4)
Includes 16,144 shares beneficially and indirectly owned by Mr. Stanley as co-trustee of the C. Maxwell Stanley and Elizabeth M. Stanley Real Estate Trust. Also includes 1,773,104 shares owned by The Stanley Foundation and 632,500 shares owned by The Holthues Trust. Mr. Stanley is Chairman, President and a director of The Stanley Foundation and President and a director of The Holthues Trust and, as such, shares voting and dispositive powers as to shares held by such entities, of which he disclaims "beneficial ownership."

(5)
Includes 25,000 shares as of January 3, 2004 and an additional 25,000 shares as of February 16, 2004, that may be acquired by the exercise of stock options as of the Record Date or within 60 days thereof.

(6)
Includes shares that may be acquired by the exercise of options as of the Record Date or within 60 days thereof as follows: Mr. Burdakin, 25,000 shares as of January 3, 2004 and an additional 25,000 shares as of February 16, 2004; Mr. Dittmer, 18,250 shares as of January 3, 2004 and an additional 15,000 shares as of February 16, 2004; and Mr. Determan, 10,000 shares as of January 3, 2004, and an additional 2,500 shares as of February 16, 2004.

(7)
Includes shares held by or for the benefit of certain family members of Mr. Michaels (136,000), Mr. Stanley (185,472) and Mr. Stern (3,392), as to which they disclaim "beneficial ownership."

(8)
Included in this number are 153,250 shares as of January 3, 2004, 25,000 shares as of January 21, 2004, and an additional 105,000 shares as of February 16, 2004 that may be acquired by the exercise of options by executive officers as of the Record Date or within 60 days thereof.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, the Directors and executive officers of the Corporation, and certain persons who own more than 10% of the Common Stock, are required to report their ownership of the Common Stock and changes in that ownership to the SEC and the NYSE. Specific due dates for these reports have been established, and we are required to report in this Proxy Statement any failure to file by these dates during the Corporation's fiscal year 2003.

Based solely on our review of copies of the reports we have received, or written representations from certain reporting persons, we believe that, during the Corporation's fiscal year 2003, all of these reporting requirements were timely satisfied by our Directors, executive officers and 10% holders, except Mr. Martin inadvertently filed one Form 4 one day after it was due.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Corporation's By-laws provide for eleven Directors. The Board of Directors currently consists of eleven members. Nine of the current eleven Directors are independent, outside Directors. Mr. Michaels, Chairman and Chief Executive Officer, and Mr. Askren, President, are the only Directors employed by the Corporation.

Nominees for Election

The Board is nominating Dennis J. Martin, Jack D. Michaels and Abbie J. Smith for re-election and John A. Halbrook, who is not currently a Director, for election at the meeting (collectively, the "Nominees"). Nominees elected or re-elected as Directors at the meeting will hold office for a term of three years and until their respective successors are elected and qualified, subject to their prior death, resignation or removal.

All of the Nominees, other than Mr. Halbrook, were most recently elected as Directors at the 2001 annual meeting of shareholders. The biographical information about each of these Directors follows.

John A. Halbrook, age 58, has been the Chairman and Chief Executive Officer of Woodward Governor Corporation, a designer, manufacturer, marketer and service provider of energy control solutions for aircraft engines, industrial engines and turbines, power generation and process automation equipment, since 1995. Mr. Halbrook is a director of Amcore Financial Services.

Dennis J. Martin, age 53, has been a Director of the Corporation since 2000. Mr. Martin has been the Chairman, President and Chief Executive Officer of General Binding Corporation, a manufacturer and marketer of binding and laminating office equipment, since 2001. Prior to that, he was Executive Vice President of Illinois Tools Works, Inc., a developer and marketer of highly engineered products and systems, from 1996 to 2001. He was also President, The Miller Group from 1994 to 2001 and President, ITW Hobart Brothers from 1996 to 2001, both divisions of Illinois Tool Works, Inc. Mr. Martin is also a director of A.O. Smith Corporation.

Jack D. Michaels, age 66, has been a Director of the Corporation since 1990. Mr. Michaels has been the Chairman since 1996 and Chief Executive Officer since 1991 of the Corporation. He has also been the President of the Corporation from 1990 to 2003. Mr. Michaels is a director of IPSCO Inc. and Snap-On Incorporated.

Abbie J. Smith, age 50, has been a Director of the Corporation since 2000. Dr. Smith has been a Chaired Professor of the University of Chicago's Graduate School of Business, a national leader in higher education and research, since 1999. Prior to that, she was a Full Professor at the University of Chicago's Graduate School of Business from 1989 to 1999. Dr. Smith is a director of DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc. and Ryder System, Inc.

We have no reason to believe that any of the Nominees listed above will be unavailable to serve if elected. However, if any one of them becomes unavailable, the persons named as proxies in the accompanying proxy card have discretionary authority to vote for a substitute chosen by the Board. Any vacancies not filled at the meeting may be filled by the Board of Directors.

Incumbent Directors

Ms. Francis and Messrs. Stanley and Stern are in a class of Directors whose term will expire at the Corporation's 2005 Annual Meeting of Shareholders. The following is the biographical information about each of these Directors.

Cheryl A. Francis, age 50, has been a Director of the Corporation since 1999. Ms. Francis has been an independent business and financial advisor since 2000. She was the Executive Vice President and Chief Financial Officer of R.R. Donnelley & Sons Company, a provider of printing and related services to the merchandising, magazine, book, directory and financial markets, from 1995 to 2000. Ms. Francis is a director of Hewitt Associates, Inc. and Morningstar, Inc.

Richard H. Stanley, age 71, has been a Director of the Corporation since 1964. Mr. Stanley has been the Vice Chairman of the Corporation's Board of Directors since 1979. He has also been the Chair since 1998 and the President from 1986 to 1998 of SC Companies, Inc., a private holding company with subsidiaries offering engineering, environmental and design-build services. Mr. Stanley has been the Chairman since 1984 of Stanley Consultants, Inc., international consultants in engineering, architecture, planning and management. Mr. Stanley is a director of Dover Resources, Inc., a subsidiary of Dover Corporation.

Brian E. Stern, age 56, has been a Director of the Corporation since 1998. Mr. Stern has been the President, Xerox Supplies Business Group, since 2001; the President, Xerox Technology Enterprises, from 1999 to 2001; the Senior Vice President from 1996 to 1999 and the President, Office Document Products Group, from 1996 to 1999 at Xerox Corporation, a developer, marketer, manufacturer, financier and servicer of document processing products and services. Mr. Stern is a director of New England Business Service, Inc.

Messrs. Askren, Christensen, Scalzo and Waters are in a class of Directors whose term will expire at the Corporation's 2006 Annual Meeting of Shareholders. The following is the biographical information about each of these Directors.

Stanley A. Askren, age 43, has been a Director of the Corporation since 2003. Mr. Askren has also been the President of the Corporation since 2003. Prior to that, he was the Executive Vice President of the Corporation from 2001 to 2003; the President of Allsteel Inc. from 1999 to 2003 and a Group Vice President of The HON Company from 1998 to 1999.

Gary M. Christensen, age 60, has been a Director of the Corporation since 2000. Mr. Christensen was the President and Chief Executive Officer of Pella Corporation, a marketer and manufacturer of windows and doors, from 1996 to 2002. Mr. Christensen is a director of Butler Manufacturing Company.

Joseph Scalzo, age 45, has been a Director of the Corporation since 2003. Mr. Scalzo has been a Vice President of The Gillette Company, a marketer and manufacturer of personal care and use products, since 2001 and currently serves as President, Global Personal Care Products. Prior to that, he served numerous roles at The Coca-Cola Company, a marketer and manufacturer of non-alcoholic beverages from 1997 to 2001. Mr. Scalzo was the Vice President, Core Brands Development from 2000 to 2001; Senior Vice President and Chief Marketing Officer and Vice President and Managing Director, U.S. Refrigerated Products, Minute Maid Division from 1997 to 2000.

Ronald V. Waters, III, age 52, has been a Director of the Corporation since 2002. Mr. Waters has been the Chief Operating Officer since 2004; the Senior Vice President and Chief Financial Officer from 1999 to 2004 of Wm. Wrigley Jr. Company, a manufacturer and marketer of chewing gum, bubble gum and confectionery products. From 1993 to 1999, Mr. Waters worked for The Gillette Company, a marketer and manufacturer of personal care and use products, most recently as Vice President and Controller.

Retiring Director

Dr. Katz' term will expire at the Corporation's 2004 Annual Meeting of Shareholders. He is not standing for re-election. His biographical information follows.

Robert L. Katz, age 78, has been a Director of the Corporation since 1995. Dr. Katz has been the President of Robert L. Katz and Associates, consultants on corporate strategy, since 1953. He has also been the President of CalTex Investment Management Co., a venture capital firm, since 1975.

Director Independence

The Board has determined that each of the current non-management Directors standing for re-election, including each of the current members of the Audit Committee, the Human Resources and Compensation Committee and the Public Policy and Corporate Governance Committee and the new candidate for Director, Mr. Halbrook, has no material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation) and is independent within the Corporation's director independence standards, which reflect exactly the NYSE director independence standards as currently in effect and as they may be changed from time to time. Messrs. Michaels and Askren do not meet the aforementioned independence standards because they are the Chairman and Chief Executive Officer and the President of the Corporation, respectively, and are each a member of the Corporation.

Board Committees

The Board has three standing committees, the Audit, Human Resources and Compensation and Public Policy and Corporate Governance Committees, that deal with audit matters, compensation and corporate governance, including nominations to the Board. Each committee operates under a written charter, which has been approved by the Board of Directors. The Board reviews each committee charter at least annually. The Committees' charters can be found on the Corporation's website at www.honi.com under "Corporate Governance—Committee Charters."

Audit Committee.    The Audit Committee consists of three independent Directors: Cheryl A. Francis, Dennis J. Martin and Ronald V. Waters, III. The Board has determined that each member of the Committee is "independent" as independence for audit committees is defined in the NYSE listing standards applicable to the Corporation. No Audit Committee member serves simultaneously on audit committees of more than three public companies. The Corporation's Board of Directors has determined each of the Committee members are independent and audit committee financial experts (as defined by Securities and Exchange Commission ("SEC") regulations). The Committee met 4 times to review quarter end results and 4 times for regular meetings for a total of 8 times during 2003. The Committee appoints the independent accountant and reviews the independent accountant's performance, independence, fees and audit plans. The Committee also reviews the annual and quarterly financial statements; the independent accountant's management letter with both the independent accountant and management; internal audit staffing, budget, plans and reports; nonaudit services provided by the independent accountant; the Corporation's insurance coverage and any other financial matters as directed by the Board.

Human Resources and Compensation Committee.    The Human Resources and Compensation Committee is comprised of Gary M. Christensen, Robert L. Katz and Abbie J. Smith. Each member of the Committee is an independent director as that term is defined by the NYSE listing standards. It met 4 times during the last fiscal year. The Committee reviews executive compensation, executive succession planning, benefit programs for all employees, management's recommendations on election of officers, human resources development and oversees the evaluation of the Chief Executive Officer by the Board.

Public Policy and Corporate Governance Committee.    The Public Policy and Governance Committee ("Governance Committee") consists of Richard H. Stanley, Joseph Scalzo and Brian E. Stern, who are each deemed to be an independent director as that term is defined by the NYSE listing standards. The Committee met 4 times during the last fiscal year.

The responsibilities of the Governance Committee include: identifying individuals qualified to serve as Directors of the Corporation consistent with criteria approved by the Board; recommending that the Board select the Director nominees for the next Annual Meeting of Shareholders; developing and recommending to the Board corporate governance principles applicable to the Corporation; and overseeing the evaluation of the Board and the Corporation by the Directors.

The Governance Committee fulfills the role of a nominating committee.

The Board of Directors has adopted Guidelines for identifying and evaluating candidates for Director. Under those Guidelines, the Governance Committee takes into account a number of factors when identifying potential nominees, including: independence from management; diversity; relevant business experience; judgment, skill, integrity and reputation; existing commitments to other businesses; potential conflicts of interest with other pursuits; legal restraints; corporate governance background; financial and accounting background and education; executive compensation background; and size and composition of the existing Board of Directors.

Potential candidates are screened by the Governance Committee, and the Governance Committee recommends candidates to the Board of the Directors for nomination.

The Governance Committee will consider candidates for Director suggested by shareholders applying the criteria for candidates described above and considering the following additional information.

Shareholders wishing to suggest a candidate for Director should write to our Corporate Secretary and include: a statement that the writer is a shareholder and is proposing a candidate for Director; the name of and contact information for the candidate; statement of the candidate's business and educational experience; information about each of the factors listed above, except for the size and composition of the existing Board of Directors, sufficient to enable the Committee to evaluate the candidate; a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Corporation; detailed information about any relationship or understanding between the writer or any other shareholder and the candidate; and a statement that the candidate is willing to be considered and will serve as a Director if nominated and elected.

The Corporation does not have any minimum qualifications for Director nominees. However, the Board believes that it should be comprised of Directors with varied and complimentary backgrounds. Directors should, at a minimum, have expertise that will be useful to the Corporation. Directors should also possess the highest personal and professional integrity and ethics and be willing and able to devote the required time to the Corporation.

The Governance Committee may use a variety of means to identify potential nominees, including recommendations from the Chairman, other Directors or others associated with the Corporation or with the help of executive search firms (which receive a fee for their services). Candidates with the desired skills, experience and abilities are identified.

Mr. Halbrook was recommended by a third-party executive search firm to which the Corporation paid a fee for services rendered in fiscal 2003. The firm identified several potential candidates based upon criteria supplied by the Governance Committee. The functions performed by the director search firm were traditional executive search functions, and included: (1) candidate identification based on specifications provided by the Governance Committee; (2) candidate interview and presentation; and (3) closure and follow-up. After reviewing the resumes of those candidates, candidates were selected for further evaluation by the Governance Committee. After interviewing those candidates, Mr. Halbrook was selected to be recommended to the Board for nomination.

Board Meetings

The Board of Directors held four regular meetings and one special meeting during 2003. All of the Directors attended 100% of the meetings of the Board of Directors and Committees of the Board on which they served. The Board meets regularly without members of management present.

In accordance with the NYSE corporate governance listing standards, the Corporation's non-management Directors meet at regularly scheduled executive sessions without management present. Mr. Stanley, Vice Chairman, presides at these sessions.

Shareholder Communications with the Board of Directors

Shareholders and interested parties may communicate with Mr. Stanley, or with our non-management Directors as a group, by sending an email to "Boardofdirectors@honi.com" or by writing to Vice Chairman or Non-Management Directors at HON INDUSTRIES Inc., 414 East Third Street, P.O. Box 1109, Muscatine, Iowa 52761, Attention: Corporate Secretary. All communications received will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents are a message to Directors. Any communications that are not in the nature of advertising or promotions of a product or service will be promptly forwarded.

All Directors are encouraged to attend the Annual Meeting of Shareholders when possible. Directors may attend either in person or by telephone. Last year each of the Directors attended the Annual Meeting in person.

Director Compensation

Each independent Director receives an annual retainer of $30,000. Independent Directors are required to receive one-half of their annual retainer in the form of shares of Common Stock of the Corporation to be issued under the terms of the Amended and Restated 1997 Equity Plan for Non-Employee Directors of HON INDUSTRIES Inc. (the "Director Plan") or (to the extent the Director participates in the Directors Deferred Compensation Plan (the "Deferred Plan")) in the form of shares to be credited to the Director's Share Sub-Account under the Deferred Plan. However, this provision does not apply to any Director owning Common Stock with a market value of five times the annual retainer, or more. Independent Directors can also acquire Common Stock in several other ways. Under the Director Plan, Directors are entitled to receive up to 100 percent of their retainers and other fees in the form of shares of Common Stock. Under the Deferred Plan, each Director is provided with the opportunity to defer cash compensation earned as a Director, including retainer and other fees, in accordance with the provisions of the plan. Deferred compensation may be deferred in cash or in the form of shares of Common Stock (determined by dividing the amount of the compensation deferred by the fair market value per share of Common Stock on the date such compensation would have otherwise been paid). In addition, each independent Director is eligible to receive awards of options to purchase Common Stock of the Corporation, restricted stock or common stock grants, or any combination thereof, in such amounts as the Board of Directors may authorize under the Director Plan. In 2003, each independent Director was issued 800 shares of Common Stock of the Corporation under the Director Plan. All shares of Common Stock issued in lieu of cash retainer amounts or other Director fees (as described below) have heretofore been issued pursuant to the Corporation's amended and restated 1995 Stock-Based Compensation Plan (the "Restated Stock-Based Compensation Plan") or the Director Plan. The Committee Chairs also receive an annual retainer for their services. The Audit Committee Chair receives an annual retainer of $5,000 and the Chairs of the Human Resources and Compensation and Public Policy and Corporate Governance Committees receive an annual retainer of $4,000. Each independent Director also receives the following attendance fees: $1,500 for each regular or special Board meeting, $1,500 for each special committee meeting (not held in conjunction with a regularly scheduled Board meeting), and $750 for each regular meeting of a committee of which the Director is a member. Independent Directors also receive an additional $1,000 for each meeting attended if they are required to travel six hours or more on a round-trip basis. Each independent Director receives a $750 fee for each special Board or committee meeting held by telephone conference. Independent Directors are also compensated for any meeting they attend at the request of the Chairman of the Board as follows: (1) meetings requiring less than two hours of the Director's time—$750; and (2) meetings requiring more than two hours of the Director's time—$1,500. Directors are also reimbursed for travel and related expenses incurred to attend meetings. Directors who are employees of the Corporation do not receive additional compensation for service on the Board of Directors.

Audit Committee Report

The Corporation's Board of Directors has adopted a written charter for the Audit Committee. The Charter is attached as Exhibit A. The Charter is also available on the Corporation's website www.honi.com, at "Corporate Governance—Committee Charters." The primary functions of the Audit Committee are set forth in its Charter and on page 7 under "Board Committees."

All members of the Audit Committee are independent as defined in Sections 303.01, 303.02 and 303A.02 of the New York Stock Exchange Listed Company Manual and Rule 10A-3(b)(1) under the Securities Act of 1934, as amended.

The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP, the Corporation's independent auditor, the Corporation's audited financial statements for the year ended January 3, 2004. In addition, the independent auditor reviewed the Corporation's quarterly financial statements with the Audit Committee and management.

The Audit Committee also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and discussed with the auditor the auditor's independence. The Audit Committee also reviewed the Corporation's Disclosure Control Process and considered whether the provision of tax assistance and statutory audit of the Corporation's captive insurance subsidiary are compatible with maintaining the independence of the Corporation's independent auditor.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended January 3, 2004, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Cheryl A. Francis, Chair
Dennis J. Martin
Ronald V. Waters, III

Independent Accountant

The Corporation dismissed Arthur Andersen LLP, it independent auditor, effective May 7, 2002. The Corporation engaged PricewaterhouseCoopers LLP as its new independent auditor, effective with the dismissal of its former auditor. The Corporation's Audit Committee recommended and the Corporation's Board of Directors approved management's recommendation to change auditor.

Representatives of PricewaterhouseCoopers LLP, the Corporation's independent accountant for 2003, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees Incurred for PricewaterhouseCoopers LLP

The following table sets forth the aggregate fees billed to the Corporation for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2003 and 2002.

	2003	2002
Audit Fees(1)	$638,600	$440,000
Audit-Related Fees(2)	$47,700	—
Tax Fees(3)	—	$54,400
All Other Fees	—	—
Total	$686,300	$494,400

(1)
Audit fees represent fees for professional services provided in connection with the audit of the financial statements and review of quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Audit-related fees consisted primarily of accounting consultations.

(3)
Tax fees principally included fees for consulting services in connection with implementation of Section 404(k) amendments to an employee benefit plan and a California settlement agreement.

Pre-Approval of Fees

The Audit Committee has delegated to the Chair of the Audit Committee authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Corporation's independent auditors and associated fees. The Chair must report any decisions to pre-approve such audit-related or non-audit related services and fees to the full Audit Committee at its next regular meeting. The delegated approvals are within the 5% de minimis exception and were recognized at the time of engagement as non-audit services.

Code of Business Conduct and Ethics

In November 2003, the Corporation updated its Code of Business Conduct and Ethics (the "Code") as part of its corporate compliance program. The Code applies to all Directors and members, including the Corporation's principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code is available on the Corporation's website at www.honi.com, at "Corporate Governance—Code of Conduct." Any amendments to, or waivers from, this Code will be posted on our website.

Certain Relationships and Related Transactions

On November 15, 1995, Robert L. Katz and Associates, of which Dr. Katz is President, entered into a one-year agreement with the Corporation to provide certain consulting services for $5,000 per month. The agreement also provides for reimbursement of travel expenses and other reasonable out-of-pocket costs incurred on the Corporation's behalf and is automatically renewed each year unless notice of cancellation is given no later than 90 days prior to the end of the one-year term. The agreement has been renewed until May 2004. For 2003, the Corporation paid Robert L. Katz and Associates a total consulting fee of $60,000, plus $3,771 of expense reimbursement, for services rendered. The Board of Directors has evaluated the terms of the agreement with Dr. Katz in relation to the Corporation's director independence standards and has determined that Dr. Katz is independent under those standards.

Required Vote

Approval of the election of the above Nominees as Directors requires the affirmative vote of the holders of two-thirds of the total Outstanding Shares entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

EXECUTIVE COMPENSATION

The following table sets forth the compensation awarded to, earned by, or paid to the Corporation's Chief Executive Officer and the other four most highly compensated executive officers of the Corporation (determined by reference to fiscal year 2003) for the last three fiscal years.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards		Vested Benefits
Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	LTIP Vested ($)	All Other Compensation(3) ($)
Jack D. Michaels Chairman and Chief Executive Officer HON INDUSTRIES Inc.	2003 2002 2001	791,667 744,583 685,000	852,628 1,005,256 —	— — —	— — —	150,000 85,000 85,000	— — —	264,002 164,269 260,752
Stanley A. Askren President, HON INDUSTRIES Inc.	2003 2002 2001	394,771 254,347 211,000	368,395 244,888 61,624	— — —	— — —	43,000 20,000 13,000	— — —	67,048 19,686 45,940
David C. Burdakin Executive Vice President, HON INDUSTRIES Inc.; President, The HON Company	2003 2002 2001	328,421 254,347 211,000	334,657 331,918 139,383	— — —	— — —	25,000 20,000 13,000	— — —	84,927 52,101 42,580
Jerald K. Dittmer Vice President and Chief Financial Officer HON INDUSTRIES Inc.	2003 2002 2001	246,833 229,250 195,417	205,753 241,062 66,756	— — —	— — —	15,000 12,000 6,000	— — —	60,681 33,760 32,206
Bradley D. Determan President, Hearth & Home Technologies Inc.	2003 2002 2001	223,384 203,922 193,961	226,496 162,411 135,128	— — —	— — —	18,000 7,500 4,000	— — —	42,425 37,241 29,933

Notes

(1)
These figures and others on this Table include amounts deferred, if any, in respect of fiscal years 2003, 2002 and 2001 compensation but do not include any interest that may have accrued on any deferred compensation under the Corporation's Executive Deferred Compensation Plan (the "Deferral Plan"). The Deferral Plan permits a participant to elect to defer any combination of salary, bonus, cash profit-sharing, ERISA supplemental retirement, long-term performance, LTIP income, vested stock options or other stock grants under the Corporation's Restated Stock-Based Compensation Plan. The deferrals under this Deferral Plan may be made into a cash account or a HON INDUSTRIES Common Stock account. The Deferral Plan provides for interest to be paid on any amounts deferred to the cash account at an annual rate, compounded monthly, equal to one percent above the prime rate of The Northern Trust Company, Chicago, Illinois, effective as of the first business day of the year.

(2)
The figures for bonuses reflect the awards of executive bonuses for the relevant fiscal years under the Corporation's Executive Bonus Plan. The executive bonuses are payable in February following the fiscal year for which they are earned, subject to a participant's continued employment with the Corporation at the time of payment. The figures in this column also include cash profit-sharing payments. In the 2003, 2002 and 2001 fiscal years, the Corporation made the following payments under the Cash Profit-Sharing Plan: Mr. Michaels—$12,628; $11,506; $10,494; Mr. Askren—$11,395; $2,893; $7,819; Mr. Burdakin—$12,826; $12,573; $9,966; Mr. Dittmer—$12,628; $11,506; $10,056; and Mr. Determan—$8,696; $8,848; $10,958. Members are generally able to participate in the Corporation's Cash Profit Sharing Plan after completing one year of service. Cash profit-sharing is earned on a non-fiscal year cycle.

(3)
Included are Corporation contributions to the HON INDUSTRIES Inc. Profit-Sharing Retirement Plan, as well as the dollar value of Corporation-paid life insurance under the HON INDUSTRIES Inc. Group Term Life Insurance Plan, all of which are generally applicable to all members. Above market interest (interest in excess of 120% of the long-term federal rate at the beginning of the plan year) payable on deferred income is also included. The amounts paid under the HON INDUSTRIES Inc. Profit-Sharing Retirement Plan for the 2003, 2002 and 2001 fiscal years were as follows: Mr. Michaels—$19,774; $18,923; $15,477; Mr. Askren—$19,774; $11,348; $13,440; Mr. Burdakin—$19,791; $19,786; $14,911; Mr. Dittmer—$19,774; $18,923; $15,477; and Mr. Determan—$19,791; $17,940; $16,362. The dollar value of Corporation-paid life insurance under the HON INDUSTRIES Inc. Group Term Life Insurance Plan in the 2003, 2002 and 2001 fiscal years were as follows: Mr. Michaels—$1,651; $1,651; $846; Mr. Askren—$123; $120; $—0-; Mr. Burdakin—$209; $199; $180; and Mr. Dittmer—$—0-; $—0-; $42. Above market interest on deferred compensation for Mr. Michaels for 2003, 2002 and 2001 was as follows: $—0-; $—0-; $74,541. This column also includes amounts equal to the value of Corporation Common Stock paid in respect of the 2003, 2002 and 2001 fiscal years under the Corporation's ERISA Supplemental Retirement Plan ("ESRP"), as follows: Mr. Michaels—$242,577; $143,695; $169,888; Mr. Askren—$47,151; $8,218; $32,500; Mr. Burdakin—$64,927; $32,116; $27,489; Mr. Dittmer—$40,907; $14,837; $16,687; and Mr. Determan—$22,634; $19,301; $13,571. Under this Plan, certain executives receive certain benefits in the form of Corporation Common Stock equal in value to benefits they would have received under certain Corporation ERISA plans and the Corporation's Cash Profit-Sharing Plan but for a $200,000 earnings cap for 2003. The number of shares of Corporation Common Stock to be paid is determined by dividing the value of such benefits by the average of the closing prices of a share of the Corporation's Common Stock for each trading day of the last calendar quarter of the most recent calendar year immediately preceding the date of payment, with cash payable in lieu of any fractional share. The amount included in this column as compensation under the ESRP is equal to the closing price of the shares on the date they are issued. The shares for 2003 were issued as of February 27, 2004. The Common Stock is issued under the Corporation's Restated Stock-Based Compensation Plan and may not be transferred while the recipient remains employed by the Corporation.

Stock Options

The following table contains information concerning the grant of stock options under the Corporation's Restated Stock-Based Compensation Plan to the Named Executive Officers for the year ended January 3, 2004, all of which are reflected in the Corporation's Summary Compensation Table.

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term(3)
Name	Number of Securities Underlying Option/SARs Granted(#)(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)(2)	Expiration Date	5% ($)	10% ($)
Jack D. Michaels	150,000	34.0%	$25.82	February 12, 2013	$2,435,709	$6,172,565
Stanley A. Askren	43,000	9.7%	$25.82	February 12, 2013	$698,237	$1,769,468
David C. Burdakin	25,000	5.7%	$25.82	February 12, 2013	$405,951	$1,028,761
Jerald K. Dittmer	15,000	3.4%	$25.82	February 12, 2013	$243,571	$617,256
Bradley D. Determan	8,000	1.8%	$25.82	February 12, 2013	$129,904	$329,203
Bradley D. Determan	10,000	2.3%	$32.93	August 4, 2013	$207,095	$524,819

Notes

(1)
The options were granted pursuant to the Corporation's Restated Stock-Based Compensation Plan, which was approved by the shareholders. All options granted under the Restated Stock-Based Compensation Plan in 2003 are non-qualified stock options. No stock appreciation rights ("SARs") were granted under the Restated Stock-Based Compensation Plan in 2003. In fiscal year 2003, 28 key executives received stock option grants.

(2)
The average of the high and low transaction prices of a share of Common Stock on February 12, 2003, the date of grant, was $25.82 per share. The average of the high and low transaction prices of a share of Common Stock on August 4, 2003, the date of grant, was $32.93 per share. The exercise price may be paid (a) in cash, or (b) in shares of Common Stock valued at fair market value on the date of delivery, or (c) by authorizing the Corporation to withhold shares of Common Stock which would otherwise be delivered upon exercise of the option, having a fair market value equal to the purchase price payable by reason of the exercise, or (d) in cash by a broker-dealer acceptable to the Corporation to whom the optionee has submitted an irrevocable notice of exercise, or by a combination of (a), (b), (c) or (d). The options become exercisable at the end of four years after the grant date. Upon a Change in Control (as defined in the Restated Stock-Based Compensation Plan), all options then outstanding become immediately exercisable in full and remain exercisable for the remaining term of the option. Those participants who terminate employment due to disability may exercise options, which shall become fully vested as of the date of disability, until the earlier of the expiration date of the option or the second anniversary of the date of disability. The representative of participants whose employment is terminated due to death may exercise options, which shall become fully vested as of the date of death, until the earlier of the expiration date of the option or the second anniversary of the date of death. Those participants, except for Mr. Michaels, who terminate employment due to retirement may exercise options, which shall become fully vested as of the date of retirement, until the earlier of the expiration of the option, or, the third anniversary of the date of retirement. In Mr. Michaels' case, termination of employment due to retirement does not change the vesting schedule or term during which the options may be exercised. Those participants who terminate employment for any other reason (except termination "for cause" in which case no additional exercise period is provided) may exercise options which are vested as the date of termination until the earlier of the expiration of the option or the end of the 30th day following the date of termination. Except as set forth above, all options terminate upon termination of employment.

(3)
Calculated on option terms of ten years beginning February 12, 2003 through February 12, 2013 and August 4, 2003 through August 4, 2013, with annual compounding. The dollar amounts under these columns are the result of calculations at the 5 percent and 10 percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation of the Common Stock of the Corporation. The Corporation did not use an alternative formula for a grant date valuation, as the Corporation is not aware of any formula, which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

Option Exercises and Holdings

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options and the unexercised options held as of January 3, 2004. One of the Named Executive Officers exercised stock options during 2003.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

	Exercised Options/SARs At Fiscal Year-End		Number of Securities Underlying Unexercised Options/SARs At Fiscal Year-End(#) (1)		Value of Unexercised In- The-Money Options/SARs At Fiscal Year-End ($)(2)
Name	Shares Acquired on Exercise ($)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jack D. Michaels	120,000	$1,478,623	50,000	510,000	$832,000	$10,154,750
Stanley A. Askren	—	—	25,000	101,000	463,040	1,989,760
David C. Burdakin	—	—	25,000	83,000	409,000	1,674,580
Jerald K. Dittmer	—	—	18,250	48,000	301,195	968,730
Bradley D. Determan	—	—	10,000	32,000	198,600	518,370

Notes

(1)
The number of unexercised options consists of non-qualified stock options granted under the Corporation's Restated Stock-Based Compensation Plan. No SARs were issued or outstanding as of January 3, 2004 under the Restated Stock-Based Compensation Plan.

(2)
Determined by multiplying the number of securities times the difference of the closing price of the Corporation's common stock on January 2, 2004 and the exercise prices of the options.

Long Term Performance Plan

The awards made in 2003 under the Corporation's Long-Term Performance Plan ("Performance Plan") are designed to focus executives on both growth of earnings and return on invested capital. This focus is created by requiring minimum standards for compound average annual increases in earnings and minimum average returns on capital for segments of the Corporation's business during the three-year performance period before a benefit is paid to the executives within each segment.

Target dollar awards are made at the beginning of the performance period. The value of each target award, other than the Chief Executive Officer, is determined by the Board based upon the participant's compensation level, position in the Corporation, ability to influence the Corporation's performance and industry survey data provided by national compensation consulting firms. The value of the target award for the Chief Executive Officer is determined by the Human Resources and Compensation Committee in conjunction with the other independent Directors. The actual value of an award earned by an executive at the end of the performance period is based upon actual financial results during the performance period compared to the standards set for the applicable business. The award earned can range from zero to 200% of the initial target award.

Awards, if any, under the Performance Plan will be paid shortly after the end of the performance period. One-half of the benefit will be paid in cash and one-half in unrestricted, Common Stock of the Corporation.

The table below sets forth information with respect to awards granted under the Corporation's Performance Plan to the Named Executive Officers in 2003.

Long-Term Incentive Plans—Awards In Last Fiscal Year

			Estimated Future Payouts Under Non-Stock, Price-Based Plans
		Performance or Other Period Until Maturation or Payout(1)
	Number of Shares, Units or Other Rights ($)
Name			Threshold ($)	Target ($)	Maximum ($)
Jack D. Michaels	$375,000	2003-2005	$-0-	$375,000	$750,000
Stanley A. Askren	280,000	2003-2005	-0-	280,000	560,000
David C. Burdakin	244,000	2003-2005	-0-	244,000	488,000
Jerald K. Dittmer	144,400	2003-2005	-0-	144,400	288,800
Bradley D. Determan	93,750	2003-2005	-0-	93,750	187,500

Notes

(1)
The plan provides for adjustments in vesting and benefit payout in the events of death, disability, retirement, transfer or change in responsibilities, change of control, or sale of the business unit.

Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Audit Committee Report and the following Performance Graph and the Report of the Human Resources and Compensation Committee of the Board of Directors of the Corporation on Executive Compensation shall not be incorporated by reference into any such filings.

Performance Graph
Comparison of Five-Year Cumulative Total Return Among
S & P 500 Index, Office Furniture Industry Group, and the Corporation

*
The Office Furniture Industry Group is a composite peer index constructed by the Corporation and weighted by market capitalization that includes the following companies, but from which the Corporation has been excluded: Herman Miller, Inc.; Kimball International, Inc.; Teknion Corporation; and Steelcase Inc.

The total return assumes $100.00 invested in each of the Corporation's Common Stock, the S & P 500 Index, and the Office Furniture Industry Group Stocks on January 2, 1999. It includes reinvestment of dividends and is based on the closing stock price on the last trading day of the Corporation's fiscal quarter.

The comparative performance of the Corporation's Common Stock against the indexes as depicted in this graph is dependent on the price of stock at a particular measurement point in time. Since individual stocks are more volatile than broader stock indexes, the perceived comparative performance of the Corporation's Common Stock may vary based on the strength or weakness of the stock price at the new measurement point used in each future proxy statement graph. For this reason, the Corporation does not believe that this graph should be considered as the sole indicator of Corporation performance.

Report of the Human Resources and Compensation Committee
of the Board of Directors of the Corporation
on Executive Compensation

What is our executive compensation philosophy?

The Corporation's executive compensation program is designed to be linked to Corporation performance. To this end, the Corporation has developed an overall compensation strategy and specific compensation plans that tie executive compensation to the Corporation's success in meeting its business goals and objectives.

The executive compensation strategy is designed to: (i) ensure the total program will assist the Corporation to attract, motivate, and retain executives of the highest quality; (ii) relate total compensation to individual executive performance and the performance of the broad business segment in which he or she manages and the specific business unit he or she manages; and (iii) provide incentives for high levels of performance that reward strong Corporation performance and recognize individual initiative and achievement.

The Corporation also believes executive compensation should be subject to independent review. Relative matters pertaining to executive compensation are submitted to the independent outside Directors of the Board for approval following review and recommendation by the Human Resources and Compensation Committee (the "Committee"). The Committee is comprised of three independent outside Directors and met four times during fiscal year 2003.

Operating within the framework of a statement of duties and responsibilities established by the Board of Directors, the Committee's role is to assure the Corporation's: (1) compensation strategy is aligned with the long-term interest of the shareholders and members; (2) compensation structure is fair and reasonable; and (3) compensation reflects both Corporation and individual performance. In discharging its responsibilities, the Committee utilizes broad-based, comparative compensation surveys developed by independent professional organizations.

The Committee's Charter provides that any outside compensation consultants retained to offer advice on compensation levels and benefits for the Chairman, Chief Executive Officer or other senior executives will be retained by the Committee, will report to the Chair of the Committee, and will submit fee statements to the Chair of the Committee for approval. The consultants' findings will be reported directly to the Committee. Any other consulting services by such compensation consultants for the Corporation must be approved in advance by the Committee Chair.

Approximately every three to five years, the Board of Directors, with the assistance of a compensation consultant, conducts a more extensive competitive assessment of the Corporation's executive compensation programs. From time to time, the Committee retains compensation consultants to offer professional assistance on other select executive compensation matters.

The federal corporate income tax law (IRS Code Section 162(m)) limits the ability of public companies to deduct compensation in excess of $1 million paid annually to the chief executive officer or the other four most highly compensated executive officers. There are exceptions to this limit, including exceptions for compensation that qualifies as "performance based." The Corporation has structured the performance-based portion of the compensation of its executive officers in a manner that complies with the exception to Section 162(m) to permit the Corporation to deduct the related expenses.

How were executive base salaries determined for fiscal year 2003?

Base salary ranges are determined by evaluating the duties and level of responsibilities of a position, the experience of a candidate, prior compensation, compensation for positions having similar scope and accountability within the Corporation, and market survey data. In general, the Corporation uses as a guide, for setting base salary targets, 90% of the mid-point of base salary ranges from compensation surveys. The Corporation participates annually in the Towers Perrin Compensation Survey, which is widely used and gives relevant compensation information on executive positions. While some of the companies in the peer group chosen for comparison of shareholder returns in the Performance Graph on page 16 may be included in the surveys considered by the Committee in setting executives' salaries, there is no set peer group against which those salaries are measured. Annual base salaries are determined for executive officers by considering an executive's individual performance and level of experience, changes in responsibilities, potential for advancement, and by reference to salary surveys for comparably situated executives with companies of similar size.

How were annual executive bonuses determined for fiscal year 2003?

The purpose of the Corporation's Executive Bonus Plan ("Bonus Plan") is to motivate and reward executive management to achieve specific financial and non-financial objectives. A target bonus level, stated as a percent of annual base salary, is established for each participant and approved by the Committee and the Board annually. A target bonus is comprised 60% of financial goals related to annual profitability and return on net asset goals for operating units, or annual profitability and return on invested capital goals for the overall Corporation; and 40% of strategic objectives established for each participant based upon the participant's position and responsibilities. Participants can achieve up to two times the target financial goal award based on performance against annual financial goals established by the Board. For the Chairman and Chief Executive Officer, the Committee and other independent Directors determine the annual bonus opportunity and performance objectives. The annual target bonus percentage for the Chairman and Chief Executive Officer is equal to 100% of base salary. The other named executives in the Summary Compensation Table have annual target bonus percentages that range from 75% to 85% of their base salary. The Bonus Plan objectives are reviewed and approved annually by the Chairman and Chief Executive Officer, President, the Committee, and the Board. Bonuses are normally awarded annually based upon achievement of predetermined financial performance targets and strategic objectives, measured over the Corporation's fiscal year. The bonus awards for each fiscal year are approved by the Committee and the Board of Directors.

In what long-term incentive compensation programs could executives participate in fiscal 2003?

Long-Term Performance Plan.    In fiscal year 2000, the Board approved the Long-Term Performance Plan ("Performance Plan"). The purpose of the Performance Plan is to promote the attainment of the Corporation's financial goals. The Performance Plan is designed to reward increasing long-term shareholder value and is based on the three-year financial goals for office furniture and hearth business segments of the Corporation and three-year financial goals for the overall Corporation from its three-year strategic plan. The Performance Plan provides target awards to each participant at the beginning of a three-year performance period. Actual awards are based upon growth in profitability and average return on capital during the performance period (See "Long Term Performance Plan" on page 15).

Restated Stock-Based Compensation Plan.    The Restated Stock-Based Compensation Plan authorizes, among other things, the grant of stock options to participants, including the Corporation's executives. The grant of stock options is intended to further the growth, development, and financial success of the Corporation by providing additional incentives to key executives and assist them to become owners of Common Stock of the Corporation. As owners, they will benefit directly from its growth, development and financial success of the Corporation with other shareholders. Stock option grants will also enable the Corporation to attract and retain the services of executives considered essential to the long-range success of the Corporation by providing them with a competitive compensation package and an opportunity to become owners of Common Stock of the Corporation.

Stock option awards were based on market survey data of long-term incentive compensation for executives in similar positions and individual performance of each participant. Stock option grants are generally made to those few individuals who have the ability through their leadership, strategic planning and actions to impact the long-term performance of the Corporation and, consequently, its stock price. In 2003, 28 executives at the Corporation were awarded stock options.

Executive Stock Ownership Guideline.    The Corporation has adopted an Executive Stock Ownership Guideline based upon the belief that key executives who can impact shareholder value through their achievements should own significant amounts of the Corporation Common Stock. Under this Guideline, ownership levels are provided for participants to acquire and hold a recommended amount of Common Stock of the Corporation based on their position and compensation level. Such Common Stock ownership will align the interests of key executives with shareholder interests and provide a personal benefit for the success of the Corporation. Vested stock options and amounts held in the Corporation's Deferred Compensation Plan stock account provide means, among others, by which key executives can satisfy this Policy.

Executive Long-Term Incentive Compensation Plan.    The purpose of the Executive Long-Term Incentive Compensation Plan (the "LTIP") is to focus the attention of senior executives on the long-term financial performance of the Corporation and to strengthen the ability of the Corporation to attract, motivate and retain senior executives of high caliber.

Awards made under the LTIP are in the form of rights to the appreciation, over a five-year period (unless otherwise designated by the Board of Directors), in the value of units of permanent capital of the Corporation and/or one of its operating companies.

Appreciation is measured on a net cumulative basis over the award period. Under the LTIP, permanent capital is determined by the Board of Directors and is generally defined as total assets less current liabilities (excluding current portions of long-term debt and capital lease obligations). Appreciation is defined as after-tax net income exclusive of non-operating items such as gains and losses from sales of assets and sales, transfers, or redemption of permanent capital, and certain other extraordinary and non-operating items. Each unit of permanent capital is equal to one dollar. The size of an award is dependent upon the impact the participant has on the long-term realization of Corporation or business unit, or both, sales and profits. Maximum amounts are not specified, but are dependent upon the net cumulative appreciation or net growth in the permanent capital of the relevant business unit during the period, which is itself based on such business unit's financial and business performance and is governed by such practical limitations as the size of the market, the rigors of competition and the business unit's manufacturing capacity. The ultimate value of an award payment, which is equal to the net cumulative appreciation, if any, on units of permanent capital, is dependent on the financial performance of the Corporation or the applicable business unit, or both.

No LTIP awards were made in fiscal year 2003.

How was the Chief Executive Officer's compensation determined for fiscal year 2003?

In determining Jack D. Michaels' compensation, the Committee and other independent Directors consider, in a manner consistent with the base salary guidelines applied to executive officers of the Corporation as described above, the Corporation's success in implementing strategies for long-term growth, profitability and shareholder value creation. The primary measures of the Chief Executive Officer's performance used by the Committee include the Corporation's performance in the areas of revenue, profitability, return on equity, return on capital, growth, financial soundness, member relations, fostering corporate citizenship and other Corporation values set out in its Vision, and achievement of long-term initiatives related to strategic business objectives. The Committee also considers the financial performance of the Corporation compared to its competitors and the compensation levels of other chief executive officers as shown by Towers Perrin survey data and other reputable independent surveys for organizations of similar size.

Mr. Michaels' annual base salary was set at $800,000, effective February 2003. In setting Mr. Michaels' base salary, the Committee reviews survey data for comparable positions within the manufacturing industry and considers data published by outside compensation consultants. In setting Mr. Michaels' base pay in February 2003, the Board concluded that his base pay should be at or near the top of the range of pay established by the Committee for his position, given his extensive business experience, performance against long-term initiatives, leadership in the ongoing succession process to select and develop a new CEO in 2004, and his willingness to continue in his position beyond age 65 to guide the transition to a new CEO.

Under the Bonus Plan, Mr. Michaels received an award of $840,000 in respect of fiscal year 2003 compared to an award of $993,750 for fiscal year 2002. No bonus award was made to Mr. Michaels with respect to 2001 financial goals. The 2003 award reflected the performance of the Corporation against financial goals established by the Board under the Bonus Plan for fiscal year 2003 and the Board's judgment regarding the level of achievement by Mr. Michaels of non-financial, strategic goals established for him by the Board for that year. For 2003, Mr. Michaels' target bonus award was $800,000, comprised of 60%, or a target of $480,000, linked to financial goals, and 40%, or a target of $320,000, linked to personal goals. Under the Corporation's Executive Bonus Plan, participants can earn up to two times, or 200%, of the financial portion of the target award based on performance against budgeted financial goals established by the Board for a given fiscal year. (See discussion of Executive Bonus Plan on page 18). For 2003, Mr. Michaels earned 115% of his target financial goal and 90% of his target personal goal for a total executive bonus award of $840,000. The Corporation's financial performance for 2003 and 2002 out performed its peer group and the S&P 500 (See "Performance Graph" on page 16).

Mr. Michaels received a grant of 150,000 stock options in fiscal year 2003.

HUMAN RESOURCES AND
COMPENSATION COMMITTEE
Gary M. Christensen, Chair
Robert L. Katz
Abbie J. Smith

Compensation Committee Interlocks and Insider Participation

During fiscal year 2003, the Human Resources and Compensation Committee was comprised of Mr. Christensen and Drs. Katz and Smith, none of whom is a current or former officer of the Corporation. There are no interlocking board memberships between officers of the Corporation and any member of the Committee.

PROPOSAL NO. 2—CHANGE THE CORPORATION'S NAME TO XXXXXXXXXX BY AMENDING
SECTION 1.01 OF THE CORPORATION'S ARTICLES OF INCORPORATION

As the Corporation moves forward with its strategy of managing multiple distinct and independent brands, the management team and its Board of Directors believe that the current corporate identity is no longer properly aligned with the Corporation's long-range growth strategy and has become an increasing source of confusion in the market as "HON" is both in the corporate name and the name of its largest operating company. The proposed name, xxxxxxxxxx, would not only resolve these issues but would do so in a way that links it to the Corporation's past.

What is the Corporation proposing?

The Corporation proposes changing its name from HON INDUSTRIES Inc. to xxxxxxxxxx.

Why is the Corporation proposing a name change?

The Corporation believes that changing its name will allow it to accomplish three important goals as it moves forward with its strategy of managing multiple distinct and independent brands: 1) create a corporate identity that clearly represents who it is today—the parent company for many of the leading brand name companies in the office furniture and hearth markets; 2) establish a corporate brand that better reflects the Corporation's strategic growth program—product line extensions, market expansion and strategic acquisitions; and 3) eliminate the confusion in the marketplace, resulting from the use of "HON" in both the corporate name and in the name of its largest operating company, and clarify the ownership of our other operating companies and their relationship with The HON Company.

Why is the Corporation proposing xxxxxxxxxx as the new name?

The investment community, shareholders and member owners already know the Corporation by its NYSE symbol "HNI." By adopting xxxxxxxxxx as the new corporate identity, the Corporation will not only achieve the three primary goals of the name change—creating a name that: 1) better represents who it is; 2) better reflects where the Corporation is going; and 3) eliminates market confusion—but will do so in a way that keeps it closely connected with the Corporation's proud past.

Does this name change mean there is a change in strategic direction or the core values of the Corporation?

No. If anything, this proposed name change will only aid the Corporation's strategic initiatives, not alter them. Likewise, the Corporation's core values which have served as guideposts since its founding in 1944 will remain unchanged. The purpose of the name change is to achieve better alignment between the corporate brand and the growth strategy of building leading brands, taking care of end-users and achieving operational excellence that the Corporation has been focused on for some time. Nothing, other than the name, is changing.

What will the impact be on stakeholders including shareholders, members, suppliers, customers and the communities?

There will be no impact other than the reference to the Corporation now will be xxxxxxxxxx instead of HON INDUSTRIES.

Does this mean the Corporation is changing the emphasis of The HON Company?

No, not at all. HON is the strongest, most well-known and most powerful operation in the Corporation's family of businesses. HON's market leadership position and contributions to the Corporation will not be diminished in any way.

When will the changes be made?

The Board of Directors approved the change to be submitted to shareholders for approval at the May 2004 shareholder meeting. The affirmative vote by holders of a majority of the shares of common stock outstanding and entitled to vote at the meeting is required to approve the proposed amendment. Abstentions or failure to vote on the proposal will be treated as a vote against the proposal. If approved, this change will become effective upon the filing of articles of amendment to the Articles of Incorporation with the Secretary of State of the State of Iowa, which is expected to follow shortly after the approval.

Will I have to do anything with my stock certificates?

No. The name change will not affect the validity of outstanding stock certificates. The rights, privileges and preferences of the Corporation's shareholders will remain the same as they were before the amendment. Certificates for shares issued by HON INDUSTRIES Inc. will represent the same number of shares in xxxxxxxxxx. Shareholders will not be required to surrender or exchange any stock certificates currently held. The Corporation's current stock symbol on the NYSE, HNI, will remain the same. New stock certificates issued upon transfer of shares will bear the name xxxxxxxxxx and will have a new CUSIP number. Delivery of existing stock certificates will continue to be accepted in transactions made by shareholders after the name change is made.

The full text of Section 1.01 of the Articles of Incorporation, as proposed to be amended, is as follows:

    "Section 1.01. Name.    The name of the Corporation is xxxxxxxxxx."

What does the Board of Directors Recommend?

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

PROPOSAL NO. 3—UPDATE ANTI-TAKEOVER PROVISIONS OF THE CORPORATION'S
ARTICLES OF INCORPORATION TO BE MORE CONSISTENT WITH CURRENT IOWA LAW

The anti-takeover provisions contained in Section 4.10 of the Corporation's Article of Incorporation ("Articles") have become outdated, duplicative, and inconsistent and, in some cases, are more restrictive than Iowa laws governing the same or similar takeover transactions. The Board of Directors is recommending the shareholders approve this update to the Corporation's Articles to be more consistent with current Iowa law.

What is being proposed?

This proposal would amend the Corporation's Articles to remove Section 4.10.

Why is the Corporation proposing this change?

Section 4.10 of the Articles of Incorporation is outdated and could have the effect of delaying changes in the Corporation's existing management and discouraging future takeover attempts, which the Corporation's shareholders may deem to be in their best interest.

The Board believes that it is in the best interests of the Corporation to remove Section 4.10 for several reasons.

First, Section 4.10 is, to a large degree, duplicative and provides protection against abusive takeovers, which overlaps with the Iowa Business Corporation Act, Section 490.1110 (the "Iowa Code Section") updated in 2003. The Board of Directors believes that Section 4.10 has been overtaken by these more current trends in regulating Combinations (defined below) with Significant Shareholders (defined below), and that these transactions should be governed by the statutory provisions.

Second, the Board believes that the Corporation would have greater legal certainty when faced with a proposed Combination with a Significant Shareholder if it were governed only by the Iowa Code Section rather than by both Section 4.10 and the Iowa Code Section. While Section 4.10 is unique to the Corporation, the Iowa Code Section, or similar statutes adopted by other states, has been interpreted by the courts and legal scholars. The Board believes that the existence of case law and commentary on the Iowa Code Section or similar statutes would provide valuable guidance in making an informed judgment as to the application of applicable state-law takeover provisions in the event a Significant Shareholder attempted to gain control of the Corporation in a transaction that the Board did not believe to be in the best interests of the Corporation. Section 4.10 does not have such interpretive resources.

Third, in some instances, the voting requirement required by Section 4.10 may be unenforceable because it imposes a higher voting requirement than allowed by the Iowa Code Section. Such an unenforceable provision may create confusion among the Corporation's shareholders.

Finally, the Board of Directors believes that Section 4.10 potentially could place restrictions on the Corporation's ability to engage in transactions that technically meet Section 4.10's definition of "Corporate Combinations" with a Significant Shareholder, including raising capital through the placement of common stock with a Significant Shareholder and certain share repurchases that may have the effect of increasing the proportionate share of the outstanding shares of common stock of the Corporation which is owned by a Significant Shareholder.

What is the background of Section 4.10?

In 1983, the Board of Directors recommended and the Corporation's shareholders approved a proposal to amend the Articles to, among other things, add certain fairness procedures designed to prevent certain inequitable tactics by a Significant Shareholder during an attempt to take over the Corporation. These procedures are contained in Section 4.10. The procedures make it more difficult for a person to acquire 10% or more of the Corporation's common stock and thereafter make the Corporation engage in certain transactions that benefit that shareholder.

Section 4.10 deals with the vote required for actions relating to a "Corporate Combination." "Corporate Combinations" are certain transactions involving "Related Persons" and "Transaction Persons." A Related Person is any person owning more than 10 percent of the outstanding common stock of the Corporation. A Transaction Person is any person who becomes a Related Person as a result of a proposed Corporate Combination, or any Related Person who proposes, initiates, or facilitates any Corporate Combination. "Corporate Combination" is defined to include (i) mergers or consolidations of the Corporation; (ii) sales or other dispositions in a transaction with a Transaction Person of any assets of the corporation with a value of $1 million or more; (iii) the issuance or transfer by the Corporation of the Corporation's securities to a Transaction Person in exchange for $1 million or more; (iv) the adoption of a plan or a proposal for liquidation or dissolution of the Corporation; and (v) any reclassification of securities, including any reverse stock split or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries, or any other transaction, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities or convertible securities of the Corporation or any subsidiary which is directly or indirectly owned by any Related Person or any affiliate of any Related Person.

Section 4.10 requires the affirmative vote of the number of outstanding shares of common stock owned by a Related Person, plus two-thirds of the remaining outstanding shares, for any act of the shareholders relating to adoption and authorization of a Corporate Combination. Section 4.10 also provides that a lesser percentage, equal to two-thirds of the outstanding shares of common stock, is sufficient for approval of a Corporate Combination if certain minimum price and procedural requirements relating to the Corporate Combination are met.

How does Section 4.10 compare with the Iowa Code Section?

Subsequent to the Corporation's 1983 adoption of Section 4.10, the State of Iowa enacted the Iowa Code Section as part of an update of the Iowa Business Corporation Act. The Iowa Code Section contains provisions similar, but not identical, to those contained in Section 4.10.

Both Section 4.10 and the Iowa Code Section contain provisions that make it difficult for certain shareholders—generally those holding more than 10% of the voting stock of the Corporation (referred to in Section 4.10 as "Related Persons" or "Transaction Persons" and in the Iowa Code Section as "Interested Shareholders," and collectively referred to herein as "Significant Shareholders") to cause the Corporation to enter into certain fundamental transactions. These include transactions, such as a merger with a Significant Shareholder, a sale of a significant portion of the Corporation's assets to a Significant Shareholder, or a reclassification of the securities of the Corporation and certain other transactions that result in an increase in the proportionate shareholdings of a Significant Shareholder (these and certain other fundamental transactions collectively referred to in the Articles as "Corporate Combinations" and in the Iowa Code as "Business Combinations," and both collectively referred to herein as "Combinations"). Both require supermajority approval of the Combination by the Corporation's shareholders, or establish various other procedural fairness requirements.

The Iowa Code Section prohibits an Iowa corporation from engaging in Combinations with any Significant Shareholder for a period of three years following the date that such shareholder became a Significant Shareholder, unless:

  (i)
  before that date, the Board of Directors of the Corporation approved either the Combination or the transaction that resulted in the shareholder becoming a Significant Shareholder;

  (ii)
  upon consummation of the transaction which resulted in the shareholder becoming an Significant Shareholder, the Significant Shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

  (iii)
  on or after that date, the Combination is approved by the Board of Directors and authorized at a meeting of shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the Significant Shareholder.

The differences between Section 4.10 and the Iowa Code Section include:

  (i)
  The Iowa Code Section does not apply to a shareholder that has held more than 10% of the outstanding stock in the Corporation for more than three years. Section 4.10 does apply to such a shareholder.

  (ii)
  Section 4.10 provides that all shareholders not voting in favor of the Combination must receive a price for their shares at least equal to the price paid by the Significant Shareholder to any other shareholder of the Corporation in the preceding two years, in order for a Combination to be subject to approval by the lower percentage (two-thirds of all outstanding stock entitled to vote). The Iowa Code Section has no similar provision.

  (iii)
  Under the Iowa Code Section, if a majority of the members of the Board of Directors in office before the Significant Shareholder became a Significant Shareholder approve, or do not oppose, the Combination, and certain other fairness procedures are met, certain Combinations do not require prior shareholder approval. Section 4.10 has no similar provision.

  (iv)
  In some cases Section 4.10 could require approval by a larger percentage of voted shares than required by the Iowa Code Section.

  (v)
  Section 4.10 and the Iowa Code Section differ in some regards in how they define Combinations and Significant Shareholders. In particular, the Iowa Code Section expressly does not apply to a transaction that increases the proportionate share of stock owned by a Significant Shareholder if such increase is the result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Significant Shareholder.

The full text of Section 4.10 is included as Exhibit B to this proxy statement, and the full text of the Iowa Code Section is included as Exhibit C to this proxy statement. The summary description of the terms of Section 4.10 and the Iowa Code Section set forth above is qualified in its entirety by reference to Exhibit B and Exhibit C.

What will be the impact of the change?

The Iowa Code Section currently applies to the Corporation. Therefore, the Board of Directors believes that the deletion of Section 4.10 from the Articles will not have a significant impact on the Corporation.

The Board does not believe that the restrictions in Section 4.10 are necessary to protect the Corporation's shareholders from inadequate or coercive offers, and believes that the provisions of the Iowa Code Section, and its more current definition of "Business Combinations," afford adequate protection. If the proposed amendment is approved, the Corporation will have greater flexibility to enter into these and other corporate transactions and to do so without incurring the expense and delay of receiving shareholder approval, if shareholder approval would not otherwise be required under Iowa law.

The Corporation's management routinely evaluates mergers and acquisition opportunities. The effect of this proposal could also facilitate such transactions.

Shareholders should note that one effect of the approval of this proposal would be that State Farm Insurance Company and its affiliates ("State Farm"), the largest shareholder of the Corporation, would, in some cases, no longer be subject to a supermajority-voting requirement in the event that it proposed that the Corporation engage in a Combination with it or one of its affiliates, which could be to the Corporation's disadvantage. This would be the result because, as described above, the protections of the Iowa Code Section do not apply to a shareholder that has been a Significant Shareholder for at least three years (which State Farm has). There is no such exemption under Section 4.10. State Farm has advised the Corporation that it has no present intention to engage in a Combination involving the Corporation.

The elimination of Section 4.10 would not in all cases eliminate the heightened voting requirement for certain Combinations presently that are subject to the supermajority requirements of Section 4.10 but are not subject to the supermajority requirements of the Iowa Code Section. Such Combinations would still, in some cases, require supermajority vote pursuant to one or more of Sections 4.06, 4.07, 4.08 and 4.09 of the Articles.

When will the change be effective?

The Board of Directors approved this proposal, subject to approval by the shareholders. The change will become effective, if it receives the required affirmative vote by shareholders, upon the filing of articles of amendment to the Articles with the Secretary of State of Iowa. The filing is expected to occur shortly after approval.

What is the vote required to approve the Proposal?

The proposal to delete Section 4.10 requires the affirmative vote of the holders of the number of outstanding shares of common stock of the Corporation entitled to vote which are owned or controlled by a Related Person (as defined in Section 4.10), plus two-thirds of the remaining number of outstanding shares of common stock of the Corporation entitled to vote at the meeting.

As of March 5, 2004, 7,366,400 shares of the Corporation's 58,260,555 outstanding shares were owned or controlled by persons who, to management's knowledge were Related Persons. Accordingly the proposal to amend the Articles requires the affirmative vote of 41,295,837 shares of the Corporation's 58,260,555 outstanding shares.

The abstention or failure to vote on the proposal would not be an affirmative vote and will have the same affect as a negative vote on the proposal at the meeting.

What is the proposed resolution to amend the Corporation's Articles of Incorporation?

RESOLVED, that the Articles of Incorporation of the Corporation be amended as follows (collectively, the "Amendments"):

  1.
  Amend Section 4.06 by inserting the word "and" before "4.09" in the second line and deleting "and 4.10" from the second line.

  2.
  Amend Section 4.07 by deleting "4.10" from Subsection (a)(1) and deleting "any Corporate Combination (as defined in Section 4.10)," from Subsection (a)(3).

  3.
  Delete Section 4.10 in its entirety.

What does the Board of Directors recommend?

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE "FOR" THIS PROPOSAL. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

Change in Control Employment Agreements

The Corporation has entered into change in control employment agreements with corporate officers and certain other key employees. According to the agreements, a change in control occurs when a third person or entity becomes the beneficial owner of 20 percent or more of the Corporation's Common Stock or more than one-third of the Corporation's Board of Directors is composed of persons not recommended by at least three-fourths of the incumbent Board of Directors, or upon the occurrence of certain business combinations involving the Corporation. Upon a change in control, a two-year employment contract between the Corporation and each such executive becomes effective, and all his or her benefits become vested under Corporation plans. In addition, the executive becomes entitled to certain benefits if, at any time within two years of the change in control, any of the following occurs: (i) employment is terminated by the Corporation for any reason other than cause or disability of the executive, or (ii) employment is terminated by the executive for good reason, as such terms are defined in the agreement. In such circumstances, the executive is entitled to receive his or her annual salary through the date of termination, a bonus equal to the average of the executive's annual bonuses for the prior two years prorated based on the length of employment during the year in which termination occurs, and a severance payment equal to two times the sum of (i) the executive's annual base salary and (ii) the average of the executive's annual bonuses for the prior two years. The executive will also be entitled to a continuation of certain employee benefits for two years, or longer if comparable benefits are not otherwise available to the executive. The executive will be entitled to receive reimbursement for any legal fees and expenses, plus interest thereon, that may be incurred in enforcing or defending his or her employment agreement. All of the executive officers named in the Summary Compensation Table have executed such agreements.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

Proposals by shareholders intended to be presented at the 2005 Annual Meeting must be received at the Corporation's executive offices no later than November 21, 2004 to be included in the proxy statement and proxy form. All shareholder notice of proposals submitted outside the processes of Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, must be received by March 5, 2005 to be considered for presentation at the Annual Meeting of Shareholders in 2005. In addition, any shareholder proposals must comply with the informational requirements contained in the Corporation's By-laws Section 2.16(a)(2) in order to be presented at the 2005 Annual Meeting. On written request to the undersigned at 414 East Third Street, P.O. Box 1109, Muscatine, IA 52761-0071, the Corporation will provide, without charge to any shareholder, a copy of the Corporation's By-laws.

OTHER MATTERS

The Board of Directors knows of no other matters that will be brought before the Annual Meeting, but, if other matters properly come before the meeting, it is intended that the persons named in the proxy will vote the proxy according to their best judgment.

The entire cost of soliciting proxies for the Annual Meeting is paid by the Corporation. No solicitation other than by mail is contemplated.

On written request to the undersigned at 414 East Third Street, P.O. Box 1109, Muscatine, IA 52761-0071, the Corporation will provide, without charge to any shareholder, a copy of its Annual Report on Form 10-K, including financial statements and schedules, filed with the Securities and Exchange Commission for the Corporation's most recent fiscal year. The report is also available on the Corporation's website at www.honi.com under "Investor Information—Annual & Quarterly Reports."

Information set forth in this proxy statement is as of March 5, 2004, unless otherwise noted.

James I. Johnson
Vice President, General Counsel and Secretary
March 19, 2004

The Annual Report to Shareholders of the Corporation for the fiscal year ended January 3, 2004, which includes financial statements, is being mailed to Shareholders of the Corporation together with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

EXHIBIT A

HON INDUSTRIES Inc.
Audit Committee Charter

I.    Purposes of the Audit Committee

The Audit Committee shall (i) assist the Board in fulfilling the Board's oversight responsibilities with respect to (a) the integrity of the financial statements of the Company, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditor's qualifications and independence, and (d) the performance of the Company's internal audit function and independent auditor, and (ii) prepare the Audit Committee's report, made pursuant to the federal securities laws, to be included in the Company's annual proxy statement (the "Audit Committee Report").

II.    Organization

A.    Charter

Consistent with the NYSE listing requirements and federal securities laws, this Charter will be included on the Company's website, will be periodically published in the proxy statement relating to the Company's annual meeting of shareholders and will be made available upon request sent to the Company's Secretary.

B.    Membership; Qualifications

The Audit Committee shall consist of at least three independent, outside Directors.

Each member of the Audit Committee shall meet the independence, experience and financial literacy requirements under the policies and requirements of the NYSE, the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission").

At least annually, the Board of Directors shall review and confirm the qualifications of each Audit Committee member.

The Board on the recommendation of the Public Policy and Corporate Governance Committee shall appoint the members and the Chairperson of the Audit Committee. The Board may replace the Audit Committee members.

No member of the Audit Committee shall serve on the audit committees of more than two other public companies.

C.    Compensation

Consistent with the policies and requirements of the NYSE, directors' fees shall be the sole compensation paid by the Company to Audit Committee members. The total amount and form of compensation paid to Audit Committee members shall be determined from time to time by the Board of Directors in consultation with the Public Policy and Corporate Governance Committee and otherwise in accordance with the independence criteria of the NYSE and Section 301 of the Sarbanes-Oxley Act.

D.    Meetings

The Audit Committee shall meet in person or telephonically at least quarterly, or more frequently as it may determine necessary to comply with its responsibilities as set forth herein. The Audit Committee may also take action permitted hereunder by unanimous written consent.

The Audit Committee may request any officer or employee of the Company or the Company's outside legal counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee will meet with management, the internal auditor and the independent auditor at least once each quarter in separate private sessions to discuss any matter that the Audit Committee, management, the independent auditor or such other persons believe should be discussed privately.

E.    Agenda

The chairperson of the Audit Committee will, in consultation with the other members of the Audit Committee, the Company's independent auditor and the appropriate officers of the Company, be responsible for calling meetings of the Audit Committee, establishing an agenda therefor and supervising the conduct thereof. Each Audit Committee member may submit items to be included on the agenda. Audit Committee members may also raise subjects that are not on the agenda at any meeting.

F.    Resources; Advisors

The Audit Committee shall have the resources, including funding in such amount as the Audit Committee deems necessary, and authority appropriate to discharge its responsibilities, including the authority to engage outside auditor for special audits, reviews and other procedures, and to retain independent counsel or other experts or consultants to the extent the Committee determines it to be necessary or appropriate to assist the Committee in fulfilling its responsibilities. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee.

III.  Responsibilities

The Audit Committee will:

A.    Retain Independent Auditor

Have the sole authority to (i) appoint and replace the Company's independent auditor, and (ii) to approve all audit engagement fees, terms and services, as well as non-audit engagements with the Company's independent auditor. The Audit Committee is to exercise this authority in a manner consistent with Sections 201, 202, and 301 of the Sarbanes-Oxley Act of 2002 and the rules and requirements promulgated thereunder by the Commission and the NYSE. The Audit Committee may delegate the authority to grant any pre-approvals required by such sections to one or more members of the Audit Committee as it designates, subject to the delegated member or members reporting any such pre-approvals to the Audit Committee at its next scheduled meeting. The Audit Committee will have direct oversight authority and responsibility for the independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting), and the independent auditor shall report directly to the Audit Committee.

B.    Quality Control of Independent Auditor

At least annually, obtain and review a report by the Company's independent auditor describing (i) the audit firm's internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the five preceding years, respecting one or more independent audits carried out by the firm, and (iii) any steps taken to deal with any such issues. The Audit Committee shall require that the Company's independent auditor provide such report as a condition to the engagement of the independent auditor.

C.    Review Independence of Auditor

In connection with the retention of the Company's independent auditor, at least annually review the information provided by management and the independent auditor relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the independent auditor. In addition, the Audit Committee shall (i) ensure that the independent auditor submit at least annually a formal written report delineating all relationships between the independent auditor and the Company consistent with applicable independence standards, (ii) discuss with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and (iii) take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor qualifications, performance and independence. The Audit Committee will also, at least annually, (x) review and evaluate the lead audit partner of the independent auditor, (xi) take such steps as may be required by law with respect to regular rotation of the lead audit and lead reviewing partners of the independent auditor (i.e., five years), and (xii) set hiring policies for employees or former employees of the independent auditor, which include the restrictions set forth in Section 206 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the Commission.

D.    Review Audit Plan

Review with the independent auditor the overall plan, scope, and fees for the annual audit and other examinations including responsibilities, budget and staffing.

E.    Conduct of Audit

Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (as amended from time to time) relating to the conduct of the audit. Review with the independent auditor any audit problems or difficulties the auditor encountered in the course of the audit work and management's response, including any restrictions on the scope of the independent auditor activities or on access to requested information, any disagreements with management and significant issues discussed with the independent auditor's national office. This review shall be conducted outside the presence of the Company's officers, management or other personnel. The Audit Committee shall resolve any disagreements between the Company's management and the independent auditor.

F.    Review of Audit Results

Review with the independent auditor the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, the reports of their review of the Company's interim financial statements conducted in accordance with Statement on Auditing Standards No. 61, and the reports of the results of such other examinations outside of the course of the independent auditor normal audit procedures that the independent auditor may from time to time undertake. The terms of any engagement of independent auditor shall provide that, in connection with reporting the results of any audit to the Audit Committee, the independent auditor will provide a report to the Audit Committee addressing those matters required by Section 204 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the Commission and as appropriate, (i) a review of major issues regarding (a) accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and (b) the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies, (ii) a review of analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, and (iii) a review of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company. The Audit Committee will review the report and discuss the contents thereof with the independent auditor, senior management and the internal audit staff of the Company prior to release of any audited information.

G.    Discuss Financial Statements and Disclosures

Discuss with appropriate officers of the Company and the independent auditor the annual audited and quarterly unaudited financial statements of the Company, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the disclosures regarding internal controls and other matters required to be reported to the Audit Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the Commission.

H.    Annual Report on Form 10-K

Based on the reviews and discussions referred to in this charter, recommend to the Board whether the annual audited financial statements should be included in the Company's Annual Report on Form 10-K.

I.    Review Earnings Press Releases

Review earnings and other financial press releases (paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies (which review may occur after the issuance and may be done generally as a review of the types of information to be disclosed and the form of presentation to be made).

J.    Review Internal Audit Plans

Review with the independent auditor, the senior internal auditing executive and appropriate members of the staff of the internal auditing department plans for and the scope of their ongoing internal audit activities, including the responsibilities, budget and staffing of the internal audit function.

K.    Review Internal Audit Reports

Review with the senior internal auditing executive and appropriate members of the staff of the internal auditing department reports of audit activities, examinations and results thereof of the internal auditing department.

L.    Review Systems of Internal Accounting Controls

Review with the independent auditor, the senior internal auditing executive, the General Counsel and, if and to the extent deemed appropriate by the chairperson of the Audit Committee, members of their respective staffs, the adequacy of the Company's internal accounting controls, the Company's financial, auditing and accounting organizations and personnel and the Company's policies and compliance procedures with respect to business practices, as required by Section 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the Commission. This shall include a review of: (a) the internal control report prepared by management (i) regarding management's responsibility for establishing and maintaining an adequate internal control structure and procedures for financial reporting, and (ii) containing an assessment, as of the end of the Company's most recent fiscal year, of the effectiveness of the internal control structure and procedures of the Company for financial reporting, and (b) the independent auditor's opinion on the effectiveness of management's assessment of internal controls over financial reporting and the independent auditor's analysis of matters requiring modification to management's certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

M.    Review Recommendations of Independent Auditor

Review with the senior internal auditing executive and the appropriate members of the staff of the internal auditing department recommendations made by the independent auditor and the senior internal auditing executive, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Audit Committee.

N.    Securities Exchange Act

Obtain from the independent auditor any information that the independent auditor is required to provide to the Committee pursuant to Section 10A(b) of the Securities Exchange Act, as amended.

O.    Subsidiary/Affiliate Compliance

Periodically obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company's Code of Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

P.    Discuss Risk Management Policies

Discuss policies with respect to risk assessment and risk management, including a discussion of the Company's major financial risk exposures and the steps management has taken to monitor and control these exposures.

Q.    Establish Complaint Procedures; Discuss Proceedings/Complaints

Establish and periodically review procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the Commission and the NYSE. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

R.    Discuss Legal Matters

Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies. Regularly review with the Company's counsel matters of legal or regulatory compliance, including compliance with the Company's Code of Conduct and its corporate securities trading policies.

S.    Review Other Matters

Review such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Audit Committee may, in its own discretion, deem desirable in connection with the review functions described above.

T.    Board Reports

Make regular reports of its activities to the Board in such manner and at such times as the Audit Committee deems appropriate, but in no event less than once a year. Such report shall include the a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's the independent auditors or the performance of the internal audit function.

U.    Audit Committee Report

Prepare, with the assistance of management, the independent auditor and outside legal counsel, and approve (i) the Audit Committee Report, and (ii) the annual Audit Committee affirmation letter required by the NYSE, and recommend its approval by the Board of Directors.

V.    Review Audit Committee Performance

Prepare and review with the Board of Directors an annual performance evaluation of the Audit Committee, which evaluation shall compare the performance of the Audit Committee with the requirements of this Charter, and set forth the goals and objectives of the Audit Committee for the upcoming year. The performance evaluation by the Audit Committee shall be conducted in such a manner, as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

W.    Review Audit Committee Charter

Review the Audit Committee's Charter annually, and recommend changes, if any, to the Public Policy and Corporate Governance Committee of the Board of Directors.

IV.    General

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditor. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations or the Company's Code of Conduct. This is the responsibility of management.

V.    History

Adopted by the Board of Directors on February 11, 2004.

EXHIBIT B

Section 4.10.    Vote Required for Action Relating to a Corporate Combination.

(a)    Notwithstanding Section 4.06, the affirmative vote of the holders of that fraction of the total outstanding shares of common stock of the Corporation entitled to vote, but not less than two-thirds, determined by using as the numerator a number equal to the sum of (1) the outstanding shares of common stock of the Corporation entitled to vote which are owned or controlled by a Related Person, plus (2) two-thirds of the remaining number of outstanding shares of common stock of the Corporation entitled to vote, and using as the denominator a number equal to the total number of outstanding shares of common stock of the Corporation entitled to vote, shall be required for any act of the shareholders relating to adoption and authorization of a Corporate Combination or any amendment of this Section 4.10.

(b)    Notwithstanding Subsection 4.10(a), the affirmative vote of two-thirds of the outstanding shares of common stock of the Corporation entitled to vote shall be sufficient for the adoption and authorization of a Corporate Combination when:

  (1)    The Corporate Combination will result in an involuntary sale, redemption, cancellation, or other termination of ownership of all shares of common stock of the Corporation owned by shareholders who do not vote in favor of or consent in writing to the Corporate Combination;

  (2)    The cash or fair market value (as determined in good faith by the Board of Directors) of other readily marketable consideration to be received by all holders of common stock for their shares will be: (i) at least equal to the Minimum Price Per Share, and (ii) in cash or in the same form as the Transaction Person has previously paid for shares of common stock of the Corporation. If the Transaction Person has paid for shares of common stock of the Corporation with varying forms of consideration, the form of consideration for such common stock shall be either cash or the form used to acquire the largest number of shares of such class of stock of the Corporation previously acquired by it;

  (3)    During the period from the earlier of the date that a person becomes a Transaction Person or a Transaction Person becomes a Related Person until the date of consummation of such Corporate Combination:

    (i)    There shall have been no failure to declare and pay at the regular date therefor any full dividends, whether or not cumulative, on any outstanding preferred stock of the Corporation;

    (ii)    There shall have been: (a) no reduction in the annual rate of dividends paid on the common stock of the Corporation, except as necessary to reflect any subdivision of such stock, and (b) all increases in such annual rate of dividends necessary to reflect any reclassification, including any reverse stock split, recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock of the Corporation;

    (iii)    The Transaction Person shall not have become the beneficial owner of any additional shares of stock of the Corporation except as part of the transaction which results in the Transaction Person's becoming a Related Person; and

    (iv)    The Transaction Person shall not have received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advances, guaranties, pledges, other financial assistance, tax credits, or tax advantages provided by the Corporation, whether in anticipation of or in connection with such Corporate Combination or otherwise; and

  (4)    A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall be mailed to the shareholders of the Corporation at least 30 days prior to the proposed consummation of a Corporate Combination (whether or not such proxy statement is required to be mailed pursuant to such Act or subsequent provisions) for the purpose of soliciting shareholder approval of the proposed Corporate Combination.

(c)    For all purposes under this Section 4.10:

  (1)    An "Affiliate" of a person is any other person which directly or indirectly (through one or more intermediaries, or otherwise) controls, is controlled by, or is under common control with such person.

  (2)    An "Associate" of a person is any officer, Director, partner, or employee of such person (or of an Affiliate of such person); any person which owns ten percent or more of any class of Equity Securities of such person (or of any Affiliate of such person); any corporation or other person of which such person is an officer, Director, or a partner; any corporation or other person of which such person is the owner of ten percent or more of any class of Equity Securities; any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a fiduciary capacity; and.any person acting under the direction of such person in connection with the matter in question.

  (3)    "Control" (including "controls" and "controlled by") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of securities, by agreement, or otherwise.

  (4)    "Corporate Combination" means:

    (i)    Any merger or consolidation of the Corporation or any subsidiary with (a) any Related Person other than a subsidiary, or (b) any other corporation, other than a Subsidiary (whether or not itself a Related Person) which is, or after such merger or consolidation would be, an Affiliate of a Related Person;

    (ii)    Any sale, lease, exchange, mortgage, pledge, transfer, or other disposition in one transaction or a series of transactions to or with any Transaction Person of any assets of the Corporation or any Subsidiary having an aggregate fair market value of $1,000,000 or more;

    (iii)    The issuance or transfer by the Corporation or any Subsidiary in one transaction or a series of transactions of any securities of the Corporation or any Subsidiary to any Transaction Person in exchange for cash, securities, other property, or a combination thereof, having an aggregate fair market value of $1,000,000 or more;

    (iv)    The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person or any Affiliate of any Related Person;

    (v)    Any reclassification of securities, including any reverse stock split or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with, into, or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Securities or convertible securities of the Corporation or any subsidiary which is directly or indirectly owned by any Related Person or any Affiliate of any Related Person.

  (5)    "Equity Securities" means any shares of capital stock and any securities, which are convertible (with or without consideration) into shares of capital stock or into other securities convertible into shares of capital stock.

  (6)    "Owns," "owned," and "owner" mean direct or indirect ownership, either of record or beneficial. Any person is conclusively deemed to be the beneficial owner of any Equity Securities (of the Corporation or any other person) if (i) such person has the right to acquire such Equity Securities pursuant to any agreement or upon exercise of conversion rights, warrants, options, or otherwise; (ii) such person has the right to vote or direct the voting of such Equity Securities (either generally or with respect to the matter in question), whether by agreement, arrangement, understanding, or otherwise; or (iii) such Equity Securities are owned by the spouse, parent, child, or grandchild of such person.

  (7)    "Minimum Price Per Share" means the amount of cash or fair market value of other readily marketable consideration to be received by shareholders in a Corporate Combination which amount is at least equal to the highest gross price per share (including brokerage commissions, transfer taxes, and soliciting dealers, fees) paid or agreed to be paid to acquire any shares of common stock of the Corporation by any Related Person, provided such payment or agreement to make payment was made within two years immediately prior to the record date set to determine the shareholders entitled to vote or consent to the Corporate Combination in question.

  (8)    "Person" means any corporation, partnership, association, trust, fiduciary, individual, or other entity.

  (9)    "Related Person" means any person which, together with its Affiliates, its Associates, and the Associates of its Affiliates, owns ten percent or more of the outstanding common stock of the Corporation.

  (10)    "Subsidiary" means a corporation of which a majority of any class of Equity Securities is owned directly or indirectly by the Corporation.

  (11)    "Transaction Person" means:

    (i)    Any person who would become a Related Person as the result of any proposed Corporate Combination;

    (ii)    Any Related Person that proposes, initiates, or facilitates any Corporate Combination;

    (iii)    Any Affiliate, Associate, or Associate of an Affiliate of a person described in (i) or (ii) of this Subparagraph (11).

(d)    When evaluating any offer to make a tender or exchange offer for any Equity Securities of the Corporation or any offer to effect any Corporate Combination, it is appropriate for the Board of Directors, in the exercise of its judgment in determining what is in the best near-term and long-range interests of the shareholders of the Corporation, to give consideration to all relevant factors, including, without limitation, the economic and social effects on the employees, customers, and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.

EXHIBIT C

490.1110 Business Combinations with Interested Shareholders.

1.    Notwithstanding any other provision of this chapter, a corporation shall not engage in any business combination with an interested shareholder for a period of three years following the time that the shareholder became an interested shareholder, unless any of the following apply:

a.    Prior to the time the shareholder became an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder.

b.    Upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least eighty-five percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

c.    At or subsequent to the time the shareholder became an interested shareholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least sixty-six and two-thirds percent of the outstanding voting stock which is not owned by the interested shareholder. Such approval shall not be by written consent.

2.    This section does not apply in any of the following circumstances:

a.    The corporation does not have a class of voting stock that is listed on a national securities exchange, authorized for quotation on the national association of securities dealers automated quotations—national market system, or held of record by more than two thousand shareholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested shareholder or from a transaction in which a person becomes an interested shareholder.

b.    The corporation's original articles of incorporation contain a provision expressly electing not to be governed by this section.

c.    The corporation, by action of its board of directors, adopts an amendment to its bylaws by no later than September 29, 1997, expressly electing not to be governed by this section, which amendment shall not be further amended by the board of directors.

d.    The corporation, by action of its shareholders, adopts an amendment to its articles of incorporation or bylaws expressly electing not to be governed by this section, provided that, in addition to any other vote required by law, such amendment to the articles of incorporation or bylaws must be approved by the affirmative vote of a majority of the shares entitled to vote. An amendment adopted pursuant to this paragraph is effective immediately in the case of a corporation that has never had a class of voting stock that falls within any of the three categories set out in paragraph "a" and has not elected by a provision in its original articles of incorporation or any amendment to such articles to be governed by this section. In all other cases, an amendment adopted pursuant to this paragraph is not effective until twelve months after the adoption of the amendment and does not apply to any business combination between the corporation and any person who became an interested shareholder of the corporation on or prior to such adoption.

An amendment to the bylaws adopted pursuant to this paragraph shall not be further amended by the board of directors.

e.    A shareholder becomes an interested shareholder inadvertently and both of the following apply:

(1)    As soon as practicable the shareholder divests itself of ownership of sufficient shares so that the shareholder ceases to be an interested shareholder.

(2)    The shareholder would not, at any time within the three-year period immediately prior to a business combination between the corporation and such shareholder, have been an interested shareholder but for the inadvertent acquisition of ownership.

f.    (1) The business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required in this paragraph of a proposed transaction which satisfies all of the following:

(a)    Constitutes a transaction described in subparagraph (2).

(b)    Is with or by a person who either was not an interested shareholder during the previous three years or who became an interested shareholder with the approval of the corporation's board of directors or who became an interested shareholder during the time period described in paragraph "g".

(c)    Is approved or not opposed by a majority of the members of the board of directors then in office who were directors prior to any person becoming an interested shareholder during the previous three years, or who were recommended for election or elected to succeed such directors by a majority of such directors.

(2)    A proposed transaction under subparagraph (1) is limited to the following:

(a)    A merger of the corporation, other than a merger pursuant to section 490.1105.

(b)    A sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one or more transactions and whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation, other than to a direct or indirect wholly owned subsidiary of the corporation or to the corporation itself, which has an aggregate market value equal to fifty percent or more of either the aggregate market value of all of the assets of the corporation determined on a consolidated basis, or the aggregate market value of all the outstanding stock of the corporation.

(c)    A proposed tender or exchange offer for fifty percent or more of the outstanding voting stock of the corporation.

(3)    The corporation shall give no less than twenty days' notice to all interested shareholders prior to the consummation of any of the transactions described in subparagraph (2), subparagraph subdivision (a) or (b).

g.    The business combination is with an interested shareholder who becomes an interested shareholder of the corporation at a time when the corporation is not subject to this section pursuant to paragraph "a", "b", "c", or "d".

Notwithstanding paragraphs "a" through "d", a corporation may elect under its original articles of incorporation or any amendment to such articles to be subject to this section. However, such amendment shall not apply to restrict a business combination between the corporation and an interested shareholder of the corporation if the interested shareholder became such prior to the effective date of the amendment.

3.    As used in this section, unless the context otherwise requires:

a.    "Affiliate" means a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

b.    "Associate", when used to indicate a relationship with a person, means any of the following:

(1)    A corporation, partnership, unincorporated association, or other entity of which the person is a director, officer, or partner or is, directly or indirectly, the owner of twenty percent or more of any class of voting stock.

(2)    A trust or other estate in which the person has at least a twenty percent beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity.

(3)    A relative or spouse of the person, or any relative of the spouse, who has the same residence as the person.

c.    "Business combination", with respect to a corporation and an interested shareholder of such corporation, means any of the following:

(1)    A merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with the interested shareholder, or with any other corporation, partnership, unincorporated association, or other entity if the merger or consolidation is caused by the interested shareholder and as a result of such merger the surviving entity is not subject to subsection 1.

(2)    A sales, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, except proportionately as a shareholder of such corporation, to or with the interested shareholder, whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to ten percent or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation.

(3)    A transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested shareholder, except for the following:

(a)    Pursuant to the exercise, exchange, or conversion of securities exercisable for, exchangeable for, or convertible into stock of the corporation or such subsidiary which securities were outstanding prior to the time that the interested shareholder became an interested shareholder.

(b)    Pursuant to a merger under section 490.1105.

(c)    Pursuant to a distribution paid or made, or the exercise, exchange, or conversion of securities exercisable for, exchangeable for, or convertible into stock of such corporation or any such subsidiary, which stock is distributed pro rata to all holders of a class or series of stock of the corporation subsequent to the time the interested shareholder became an interested shareholder.

(d)    Pursuant to an exchange offer by the corporation to purchase stock made on the same terms to all holders of the stock.

(e)    Any issuance or transfer of stock by the corporation, provided, however, that in no case under subparagraph subdivisions (c) and (d) and this subparagraph subdivision shall there be an increase in the interested shareholder's proportionate share of the stock of any class or series of the corporation or of the voting stock of the corporation.

(4)    A transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary which is owned by the interested shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested shareholder.

(5)    The receipt by the interested shareholder of the benefit, directly or indirectly, except proportionately as a shareholder of such corporation, of any loans, advances, guarantees, pledges, or other financial benefits, other than those expressly permitted in subparagraphs (1) through (4), provided by or through the corporation or any direct or indirect majority-owned subsidiary.

d.    "Control", including the terms "controlling", "controlled by", and "under common control with", means the ability, directly or indirectly, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of twenty percent or more of the outstanding voting stock of any corporation, partnership, unincorporated association, or other entity is presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding this paragraph, a presumption of control shall not apply where a person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian, or trustee for one or more owners who do not individually or as a group have control of such entity.

e.    "Interested shareholder" means any person, other than the corporation and any direct or indirect majority-owned subsidiary of the corporation, that is the owner of ten percent or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of ten percent or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder, and the affiliates and associates of such person. "Interested shareholder" does not include a person whose ownership of shares in excess of the ten percent limitation is the result of action taken solely by the corporation, provided that such person is an interested shareholder if, after such action by the corporation, the person acquires additional shares of voting stock of the corporation, other than as a result of further corporate action not caused, directly or indirectly, by such person.

For purposes of determining whether a person is an interested shareholder, the outstanding voting stock of the corporation does not include any other unissued stock of the corporation which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

f.    "Owner", including the terms "own" and "owned" when used with respect to any stock, means a person that individually or with or through any of such person's affiliates or associates satisfies any of the following:

(1)    Beneficially owns such stock, directly or indirectly.

(2)    Has the right to do either of the following:

(a)    Acquire such stock, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise. However, a person is not deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange.

(b)    Vote such stock pursuant to any agreement, arrangement, or understanding. However, a person is not deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement, or understanding to vote such stock arises solely from the revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more persons.

(3)    Has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of such stock with any other person who beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock. However, an agreement, arrangement, or understanding for the purpose of voting such stock does not include voting pursuant to a revocable proxy or consent under subparagraph (2), subparagraph subdivision (b).

g.    "Person" means any individual, corporation, partnership, unincorporated association, or other entity.

h.    "Stock" means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

i.    "Voting stock" means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

4.    The articles of incorporation or bylaws shall not require, for any vote of shareholders required by this section, a greater vote of shareholders than that specified in this section.

Proxy — HON INDUSTRIES Inc.

Common Stock Proxy Solicited by Board of Directors for Annual Meeting of Shareholders on May 4, 2004

The undersigned acknowledges receipt of a Notice of Annual Meeting and Proxy Statement dated March 19, 2004, and appoints Richard H. Stanley and James I. Johnson, or either of them, with full power of substitution, as the proxies and attorneys of the undersigned, to vote all shares of common stock, par value $1.00 per share, of HON INDUSTRIES Inc. which the undersigned is entitled to vote at the annual meeting of shareholders of HON INDUSTRIES Inc. to be held at Muscatine, Iowa, on May 4, 2004, at 10:30 a.m. and any adjournment thereof. The proxies are directed to vote as checked on the reverse side on the proposed matters or otherwise in their discretion.

The Board of Directors knows of no other matters that may properly be, or that are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting or any adjournment thereof, the proxies will vote on such matters in their discretion.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The proxies cannot vote your shares unless you sign and return this card.

(Continued and to be signed on reverse side.)

To Our Shareholders:

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

This year we will provide our annual reports, notices to shareholders of annual meetings and proxy statements over the Internet for those shareholders who consented last year. If you wish to give your consent to access these documents over the Internet in the future, please check the box in the CONSENT section on the reverse side of this proxy card. We will advise you when these documents become available on the Internet. Once you give your consent, it will remain in effect until you notify the Corporation that you wish to resume mail delivery of the annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents.

IF APPLICABLE, WE ENCOURAGE YOU TO PARTICIPATE IN THIS PROGRAM. IT WILL HELP HON INDUSTRIES REDUCE PRINTING AND POSTAGE COSTS, AS WELL AS OPERATING EXPENSES.

Thank you.

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

This proxy, when properly executed, will be voted as specifically directed herein. If no directions are given, this proxy will be voted FOR all Proposals listed.

A    Election of Directors for Three-Year Term

1.
The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 - John A. Halbrook			03 - Jack D. Michaels
02 - Dennis J. Martin			04 - Abbie J. Smith

B    Issues

2.
The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain		Consent
Change the Corporation's Name to xxxxxxxxxx by Amending Section 1.01 of the Corporation's Articles of Incorporation.
Unless contrary notice is given to the Corporation, I consent to access all future notices of annual meetings, proxy statements and annual reports issued by the Corporation over the Internet (see back for more details).

3.
The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
Update Anti-takeover Provisions of the Corporation's Articles of Incorporation to be More Consistent with Current Iowa Law.

C    Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please date this proxy and sign exactly as your name or names appear hereon. If you sign as attorney, executor, administrator, trustee, guardian, custodian, or corporate official, please give your full title in such capacity.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

1 U P X    HHH    P P P P    001792

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 4, 2004
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
Summary Compensation Table
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
PROPOSAL NO. 2—CHANGE THE CORPORATION'S NAME TO XXXXXXXXXX BY AMENDING SECTION 1.01 OF THE CORPORATION'S ARTICLES OF INCORPORATION
HON INDUSTRIES Inc. Audit Committee Charter
  EXHIBIT B
  EXHIBIT C